Exhibit 99.1

Contacts:    Media Relations - George Lewis, 610-774-4687
Investor Relations - Andy Ludwig, 610-774-3389

Talen Energy Reports Second Quarter 2016 Results

2016 Financial Results

(in millions)	Three Months Ended	Six Months Ended
	June 30, 2016	June 30, 2016
Net Income (Loss)	$(3)	$148
Adjusted EBITDA	132	367
Cash from Operations		207
Adjusted Free Cash Flow		67

2016 Guidance Ranges

•	Adjusted EBITDA projection affirmed at $655-$855 million; Adjusted Free Cash Flow projection affirmed at $260-$460 million

Operating and Commercial Highlights

•	Merger transaction with affiliates of Riverstone Holdings LLC on schedule, expected to close by the end of 2016

•	Natural gas co-firing projects for about 3,000 megawatts of coal-fired capacity on schedule for expected completion in 2016 at Brunner Island plant, 2018 at Montour plant

•	Consent decree in environmental litigation involving Colstrip plant includes commitment to retire Units 1 and 2 no later than July 2022

ALLENTOWN, Pa. (August 4, 2016) -Talen Energy Corporation (NYSE: TLN) reported this morning a Net Loss of $3 million for the three months ended June 30, 2016, compared with Net Income of $26 million for the three months ended June 30, 2015, and Adjusted EBITDA of $132 million, compared with $171 million for the three months ended June 30, 2015.
The Net Loss in the second quarter includes an after-tax, non-cash asset impairment charge of $122 million related to the proposed Bell Bend nuclear power plant project. Although the project's Combined Operating License Application remains on file, licensing and permitting activities are suspended, and Talen Energy has no plans to resume them.
For the six months ended June 30, 2016, Talen Energy reported Net Income of $148 million, compared with $122 million for the six months ended June 30, 2015, and Adjusted EBITDA of $367 million, compared with $408 million for the six months ended June 30, 2015.

"Our second quarter financial results reflect the unrelenting focus of Talen Energy employees on executing major projects designed to improve our resilience to low commodity prices, enhance the safe and reliable operation of our plants, and reduce corporate support costs even further," said Paul Farr, Talen Energy President and Chief Executive Officer.

The company is adding natural gas co-firing capability to about 3,000 megawatts of coal-fired generation in Pennsylvania that will enhance its operating flexibility by enabling those plants to use low-cost gas from nearby Marcellus shale. Co-firing at the Brunner Island plant is on schedule to be completed and in commercial operation by the end of 2016. In June, Talen Energy announced that it will proceed with natural gas co-firing capability at the Montour plant. Assuming timely receipt of necessary permits and regulatory approvals, completion is expected in the second quarter of 2018.

Affiliate Talen Montana is party to a settlement agreement in a lawsuit involving the Colstrip plant. The agreement, which was filed in July and is pending approval by a federal court, includes a commitment to retire Colstrip Units 1 and 2 no later than July 2022. Talen Montana owns 50 percent (307 megawatts) of those units.

Based on second quarter results, Talen Energy has affirmed 2016 guidance ranges for Adjusted EBITDA of $655-$855 million and for Adjusted Free Cash Flow of $260-$460 million.

On June 3, 2016, Talen Energy announced entry into a definitive merger agreement, executed on June 2, 2016, with affiliates of Riverstone Holdings LLC, a private investment firm. Filings have been made with the Nuclear Regulatory Commission, Federal Energy Regulatory Commission and other regulatory agencies. The parties have been granted early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to close by the end of 2016, subject to receipt of stockholder and regulatory approvals and satisfaction of other customary closing conditions.

Review of Segment Results

Financial information presented in this news release for three and six months ended June 30, 2015 represents three and six months of legacy Talen Energy Supply results, consolidated with one month of RJS Power results, and does not include MACH Gen results because that acquisition occurred later in 2015.

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Income (Loss)
East	$152	$147	$544	$378
West	(52)	(20)	(80)	(21)
Other (b)	(52)	(92)	(105)	(144)
Total	$48	$35	$359	$213

EBITDA (a)
East	$253	$233	$745	$548
West	(42)	(16)	(56)	(17)
Other (b)	(48)	(92)	(100)	(144)
Total	$163	$125	$589	$387

Adjusted EBITDA (a)
East	$165	$214	$441	$486
West	(20)	(1)	(30)	4
Other (b)	(13)	(42)	(44)	(82)
Total	$132	$171	$367	$408

(a)
EBITDA and Adjusted EBITDA are non-U.S. GAAP financial measures used by management, in addition to Operating Income, to evaluate Talen Energy's business on an ongoing basis. For the definitions of EBITDA and Adjusted EBITDA, a detailed itemization of adjustments, and a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (Loss), see the tables at the end of this news release. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable U.S. GAAP measure.

(b)	General and administrative expenses are not allocated to each segment and are included in the "Other" category.

East Segment

The East segment includes operations in PJM, New York ISO and ISO New England.

In the second quarter of 2016, Operating Income increased by $5 million compared with the second quarter of 2015 primarily due to the gain on the sale of the Holtwood and Lake Wallenpaupack hydroelectric plants, partially offset by the impairment charge related to the Bell Bend project, unrealized losses from economic hedging activities and factors that affected Adjusted EBITDA, which are described in the next paragraph.

In the second quarter of 2016, Adjusted EBITDA decreased by $49 million compared with the second quarter of 2015 primarily due to lower margins and higher operation and maintenance costs. The decrease in margins was primarily due to lost energy and capacity revenues from assets sold in 2016 and lower nuclear availability, spark spreads and other portfolio margins, partially offset by higher margins from assets acquired during 2015. The increase in operation and maintenance costs was primarily due to additional costs associated with assets acquired during 2015.

For the first six months of 2016, Operating Income increased by $166 million compared with the first six months of 2015, primarily due to the gain on assets sold during 2016, partially offset by the impairment charge related to the Bell Bend project, unrealized losses from economic hedging activities and factors that affected Adjusted EBITDA, which are described in the next paragraph.

For the first six months of 2016, Adjusted EBITDA decreased by $45 million compared with the first six months of 2015 primarily due to higher operation and maintenance costs, partially offset by higher margins. Operation and maintenance costs increased primarily due to additional costs associated with assets acquired during 2015. Margins increased primarily due to additional margins from assets acquired during 2015, and higher capacity prices and other portfolio margins, partially offset by lost energy and capacity revenues from assets sold during 2016, and lower realized energy prices, nuclear availability and spark spreads.

West Segment

The West segment includes operations in the ERCOT and WECC markets in Texas, Montana and Arizona.

In the second quarter of 2016, Operating Income decreased by $32 million and Adjusted EBITDA decreased by $19 million compared with the second quarter of 2015, primarily due to additional operation and maintenance costs associated with assets acquired during 2015 and lower margins. Margins decreased primarily due to lower realized energy prices and generation in Montana, partially offset by higher margins from assets acquired during 2015.

For the first six months of 2016, Operating Income decreased by $59 million and Adjusted EBITDA decreased by $34 million compared with the first six months of 2015, primarily due to additional operation and maintenance costs associated with assets acquired during 2015 and lower margins. Margins decreased primarily due to lower realized energy prices and generation in Montana, partially offset by higher margins from assets acquired during 2015.

Other

The "Other" category includes general and administrative expenses not allocated to a segment.

For the second quarter of 2016, the $40 million improvement in Operating Income and the $29 million improvement in Adjusted EBITDA compared with the second quarter of 2015 are primarily due to lower corporate expenses following the spinoff from PPL Corporation.

For the first six months of 2016, the $39 million improvement in Operating Income and the $38 million improvement in Adjusted EBITDA compared with the first six months of 2015 are primarily due to lower corporate expenses following the spinoff from PPL Corporation.

Adjusted Free Cash Flow

(in millions)	Six Months Ended
	June 30, 2016	June 30, 2015
Cash from Operations	$207	$355
Adjusted Free Cash Flow (a)	67	137

(a)
Adjusted Free Cash Flow is a non-U.S. GAAP financial measure used by management in addition to Cash from Operations. For the definition of Adjusted Free Cash Flow, a detailed itemization of adjustments and a reconciliation of Adjusted Free Cash Flow to Cash from Operations, see the tables at the end of this news release.

Liquidity and Capital Resources

(in millions)	June 30, 2016	December 31, 2015
Cash and cash equivalents	$1,091	$141
Short-term debt (a)	350	608

(a)	December 31, 2015 includes $108 million, which at June 30, 2015 is classified as "Long-term debt" on the Balance Sheet based on Talen Energy's intent to refinance on a long-term basis.

The decrease in short-term debt was primarily due to the use of proceeds from assets sold in 2016 to repay $600 million of outstanding borrowings under Talen Energy's revolving credit facilities, partially offset by a drawdown on the revolving credit facility to repay $350 million in debt that matured in May 2016.

Net cash provided by (used in) operating, investing and financing activities for the six months ended June 30, and the changes between periods were as follows.

(in millions)	2016	2015	Change - Cash
Operating activities	$207	$355	$(148)
Investing activities	1,290	(127)	1,417
Financing activities	(547)	(228)	(319)

2016 Financial Outlook

Talen Energy affirmed 2016 guidance ranges for Adjusted EBITDA and Adjusted Free Cash Flow. The forecast for Adjusted EBITDA is $655-$855 million. The forecast for Adjusted Free Cash Flow is $260-$460 million.
For a detailed itemization of adjustments and reconciliations of Adjusted EBITDA to Operating Income (Loss) and Adjusted Free Cash Flow to Cash from Operations, see the tables at the end of the news release.

Conference Call and Webcast

Talen Energy management will discuss these results during a conference call and webcast on August 4, 2016, beginning at 8 a.m. Eastern time. The phone number to join the conference call is 1-888-317-6003. Participants from outside of the United States should call 1-412-317-6061. The entry number to join the call is 4143588.
The webcast, in audio format with slides of the presentation, will be accessible on the Investors & Media section of the company’s website. A replay will be available on the website for those who are unable to listen live.
The Investors & Media section of the company's website contains a significant amount of information about Talen Energy, including financial and other information for investors. Talen Energy encourages investors to visit its website periodically to view new and updated information.
About Talen Energy
Talen Energy is one of the largest competitive energy and power generation companies in the United States. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com.

Important Information for Investors and Stockholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed acquisition of Talen Energy (the "Merger") by affiliates of Riverstone Holdings LLC ("Riverstone") will be submitted to the stockholders of Talen Energy for their consideration. On July 1, 2016, Talen Energy filed with the Securities and Exchange Commission ("SEC") a preliminary proxy statement in connection with the Merger. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to Talen Energy stockholders. Talen Energy also plans to file other documents with the SEC regarding the Merger. Investors and security holders of Talen Energy are urged to read the proxy statement and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Merger. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about Talen Energy and Riverstone, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Talen Energy will be available free of charge on Talen Energy's website at www.talenenergy.com under the Investors & Media section or by contacting Talen Energy's Investor Relations Department at (610) 774-3389. Talen Energy and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Talen Energy in connection with the Merger. Information about the directors and executive officers of Talen Energy is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 12, 2016. This document may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Forward-Looking Information
Statements contained in this presentation, including statements with respect to future earnings, EBITDA, Adjusted EBITDA or Adjusted Free Cash Flow results, cash flows, tax attributes, financing, regulation, closing of the Merger, completion of co-firing projects and litigation settlements are "forward-looking statements" within the meaning of the federal securities laws. These statements often include such words as "believe," "expect," "anticipate," "intend," "plan," "estimate," "target," "project," "forecast," "seek," "will," "may," "should," "could," "would" or similar expressions. Although Talen Energy believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: failure to complete the Merger as a result of the failure to obtain necessary stockholder or regulatory approvals or otherwise; the payment by Talen Energy of a termination fee if the Merger Agreement is terminated in certain circumstances; the loss of key customers and suppliers resulting from any uncertainties associated with the Merger; the negative impact on Talen Energy's business and the market price for Talen Energy's common stock should the Merger not be consummated; ability to secure final approval of the Colstrip settlement agreement from the federal court; adverse economic conditions; changes in commodity prices and related costs; the effectiveness of Talen Energy's risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy's ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy's level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy's ability to operate its business; the performance of Talen Energy's subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; Talen Energy's ability to access capital markets; acquisition or divestiture activities, and Talen Energy's ability to realize expected synergies and other benefits from such business transactions, including in connection with the completed MACH Gen acquisition; changes in technology; any failure of Talen Energy's facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy's ability to optimize its competitive power generation operations and the costs associated with any capital expenditures, including the Brunner Island and Montour dual-fuel projects; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; risks associated with federal and state tax laws and regulations; any determination that the transaction that formed Talen Energy does not qualify as a tax-free distribution under the Internal Revenue Code; Talen Energy's ability to successfully integrate the RJS Power businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; costs of complying with reporting requirements as a newly public company and any related risks of deficiencies in disclosure controls and internal control over financial reporting as a standalone entity; and the ability of affiliates of Riverstone to exercise influence over matters requiring Board of Directors and/or stockholder approval. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy's Form 10-K for the year ended December 31, 2015, and its other reports on file with the SEC.

Definition of Non-U.S. GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying earnings release contains non-U.S. GAAP financial measures EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow, which we use as measures of our performance.

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other items that management believes are not indicative of ongoing operations, including, but not limited to, unrealized gains and losses on derivative contracts, stock-based compensation expense, asset retirement obligation accretion (net of gains or losses on retirements), gains and losses on securities in the nuclear decommissioning trust fund, impairments, gains or losses on sales, dispositions or retirements of assets, debt extinguishments, and transition, transaction and restructuring costs.

EBITDA and Adjusted EBITDA are not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP as indicators of operating performance and are not necessarily comparable to similarly-titled measures reported by other companies. We believe EBITDA and Adjusted EBITDA are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as interest expense, income taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, we believe that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. We adjust for these and other items, as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. In summary, our management uses EBITDA and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, stockholders, creditors, analysts and investors concerning our financial performance.

Adjusted Free Cash Flow represents Cash from Operations less capital expenditures, excluding growth-related capital expenditures, adjusted for changes in counterparty collateral and further adjusted for after-tax transaction and restructuring costs, and certain other after-tax cash items that management believes are not indicative of ongoing operations. Adjusted Free Cash Flow should not be considered an alternative to Cash from Operations, which is determined in accordance with U.S. GAAP. We believe that Adjusted Free Cash Flow, although a non-U.S. GAAP measure, is an important measure to both management and investors as an indicator of the company’s ability to sustain operations without additional outside financing beyond the requirement to fund maturing debt obligations. These measures are not necessarily comparable to similarly-titled measures reported by other companies as they may be calculated differently.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)
Condensed Consolidated Balance Sheets (Unaudited)
(Unaudited)
(Millions of Dollars)
	June 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$1,091	$141
Restricted cash and cash equivalents	53	106
Accounts receivable (less reserve: 2016, $1; 2015, $1)	273	267
Unbilled revenues	136	160
Fuel, materials and supplies	482	508
Prepayments	57	52
Price risk management assets	429	562
Assets held for sale	—	954
Other current assets	14	12
Investments	1,002	976
Property, Plant and Equipment	14,605	14,462
Less: accumulated depreciation	6,533	6,411
Property, plant and equipment, net	8,072	8,051
Construction work in progress	492	536
Total Property, Plant and Equipment, net	8,564	8,587
Other intangibles	105	310
Price risk management assets	153	131
Other noncurrent assets	44	43
Total Assets	$12,403	$12,809

Liabilities and Equity
Short-term debt	$350	$608
Long-term debt due within one year	5	399
Accounts payable	262	291
Liabilities held for sale	—	33
Other current liabilities	865	757
Long-term Debt	3,896	3,787
Deferred income taxes and investment tax credits	1,470	1,602
Price risk management liabilities - noncurrent	127	108
Accrued pension obligations	352	340
Asset retirement obligations	501	490
Other deferred credits and noncurrent liabilities	110	91
Common Stock and additional paid-in capital	4,707	4,702
Accumulated deficit	(225)	(373)
Accumulated other comprehensive income (loss)	(17)	(26)
Total Liabilities and Equity	$12,403	$12,809

(a) The Financial Statements in this news release have been condensed and summarized for the purposes of presentation. Please refer to Talen Energy Corporation's periodic filings with the Securities and Exchange Commission for full Financial Statements, including note disclosures and certain defined terms used herein.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(Millions of Dollars, Except Share Data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating Revenues
Wholesale energy	$389	$561	$1,189	$1,237
Retail energy	189	243	448	554
Energy-related businesses	119	144	233	248
Total Operating Revenues	697	948	1,870	2,039
Operating Expenses
Operation
Fuel and energy purchases	347	382	838	897
Operation and maintenance	277	306	559	528
(Gain) loss on sale	(423)	—	(563)	—
Impairments	213	—	213	—
Depreciation	109	87	218	164
Taxes, other than income	11	5	22	8
Energy-related businesses	115	133	224	229
Total Operating Expenses	649	913	1,511	1,826
Operating Income (Loss)	48	35	359	213
Other Income (Expense) - net	6	3	12	10
Interest Expense	60	55	120	91
Income (Loss) Before Income Taxes	(6)	(17)	251	132
Income Taxes	(3)	(43)	103	10
Income (Loss) After Income Taxes	(3)	26	148	122
Net Income (Loss)	$(3)	$26	$148	$122

Earnings Per Share of Common Stock:
Basic	$(0.02)	$0.26	$1.15	$1.34
Diluted	$(0.02)	$0.26	$1.14	$1.34

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	128,527	98,354	128,526	90,980
Diluted	128,527	98,376	129,475	91,002

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Talen Energy Corporation and Subsidiaries
(Unaudited)
(Millions of Dollars)
	Six Months Ended
	June 30,
	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$148	$122
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Pre-tax gain from the sale of certain generation facilities	(595)	—
Depreciation	218	164
Amortization	93	93
Defined benefit plans - expense	23	23
Deferred income taxes and investment tax credits	(142)	(46)
Impairment of assets	214	6
Unrealized (gains) losses on derivatives, and other hedging activities	83	(40)
Other	17	38
Change in current assets and current liabilities
Accounts receivable	(18)	50
Accounts payable	(28)	(135)
Unbilled revenues	24	80
Fuel, materials and supplies	23	33
Prepayments	(5)	37
Counterparty collateral	(57)	36
Taxes payable	212	(2)
Other	(10)	(33)
Other operating activities
Defined benefit plans - funding	—	(74)
Other assets	3	2
Other liabilities	4	1
Net cash provided by operating activities	207	355
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(268)	(179)
Proceeds from the sale of certain generation facilities	1,525	—
Expenditures for intangible assets	(29)	(19)
Purchases of nuclear plant decommissioning trust investments	(101)	(108)
Proceeds from the sale of nuclear plant decommissioning trust investments	92	100
Net (increase) decrease in restricted cash and cash equivalents	53	67
Other investing activities	18	12
Net cash provided by (used in) investing activities	1,290	(127)
Cash Flows from Financing Activities
Issuance of long-term debt	—	600
Retirement of long-term debt	(394)	(2)
Contributions from member	—	82
Distributions to predecessor member	—	(214)
Net increase (decrease) in short-term debt	(150)	(668)
Borrowing on long-term revolving credit facility	—	—
Other financing activities	(3)	(26)
Net cash provided by (used in) financing activities	(547)	(228)
Net Increase (Decrease) in Cash and Cash Equivalents	950	—
Cash and Cash Equivalents at Beginning of Period	141	352
Cash and Cash Equivalents at End of Period	$1,091	$352

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA
(Unaudited)
(Millions of Dollars)
	Three Months Ended June 30,
	2016				2015
	East	West	Other	Total	East	West	Other	Total
Net income (loss)				$(3)				$26
Interest expense				60				55
Income taxes				(3)				(43)
Other (income) expense - net				(6)				(3)
Operating income (loss)	$152	$(52)	$(52)	$48	$147	$(20)	$(92)	$35
Depreciation	97	11	1	109	82	4	1	87
Other income (expense) - net	4	(1)	3	6	4	—	(1)	3
EBITDA	$253	$(42)	$(48)	$163	$233	$(16)	$(92)	$125
Margins:			—
Unrealized (gain) loss on derivative contracts (a)	137	13	—	150	(22)	15	—	(7)
Terminated derivative contracts (b)	—	—	—	—	(13)	—	—	(13)
Revenue adjustment (c)	—	—	—	—	7	—	—	7
Other (d)	2	—	—	2	1	—	—	1
Operation and maintenance:
Stock-based compensation expense (e)	—	—	3	3	—	—	31	31
ARO accretion, net	6	—	—	6	9	—	—	9
Impairments (f)	204	9	—	213	—	—	—	—
(Gain) loss on dispositions (g)	(423)	—	—	(423)	—	—	—	—
TSA costs	—	—	11	11	—	—	5	5
Separation benefits	—	—	9	9	—	—	2	2
Transaction and restructuring costs (i)	—	—	12	12	—	—	12	12
Other	(5)	—	—	(5)	3	—	—	3
Other income (expense):
(Gain) loss from NDT funds	(9)	—	—	(9)	(4)	—	—	(4)
Adjusted EBITDA	$165	$(20)	$(13)	$132	$214	$(1)	$(42)	$171

	Six Months Ended June 30,
	2016				2015
	East	West	Other	Total	East	West	Other	Total
Net income (loss)				$148				$122
Interest expense				120				91
Income taxes				103				10
Other (income) expense - net				(12)				(10)
Operating income (loss)	$544	$(80)	$(105)	$359	$378	$(21)	$(144)	$213
Depreciation	192	24	2	218	159	4	1	164
Other income (expense) - net	9	—	3	12	11	—	(1)	10
EBITDA	$745	$(56)	$(100)	$589	$548	$(17)	$(144)	$387
Margins:			—
Unrealized (gain) loss on derivative contracts (a)	56	12	—	68	(70)	17	—	(53)
Terminated derivative contracts (b)	—	—	—	—	(13)	—	—	(13)
Revenue adjustment (c)	—	—	—	—	7	—	—	7
Other (d)	5	—	—	5	4	—	—	4
Operation and maintenance:
Stock-based compensation expense (e)	—	—	8	8	—	—	40	40
ARO accretion, net	15	1	—	16	17	—	—	17
Impairments (f)	204	9	—	213	—	—	—	—
(Gain) loss on dispositions (g)	(563)	—	—	(563)	—	—	—	—
TSA costs	—	—	24	24	—	—	5	5
Separation benefits	—	—	9	9	—	—	2	2
Corette closure costs (h)	—	—	—	—	—	4	—	4
Transaction and restructuring costs (i)	—	—	15	15	—	—	15	15
Legal contingency (j)	—	4	—	4	—	—	—	—
Other	(8)	—	—	(8)	3	—	—	3
Other income (expense):
(Gain) loss from NDT funds	(13)	—	—	(13)	(10)	—	—	(10)
Adjusted EBITDA	$441	$(30)	$(44)	$367	$486	$4	$(82)	$408

(a)
Represents unrealized (gains) losses on derivatives. Amounts have been adjusted for insignificant option premiums for the three months ended June 30, 2016 and 2015, and $6 million and $9 million for the six months ended June 30, 2016 and 2015.

(b)	Represents net realized gains on certain derivative contracts that were terminated due to the spinoff transaction.

(c)	Related to a prior period revenue adjustment for the receipt of revenue under a transmission operating agreement with Talen Energy Supply's former affiliate, PPL Electric Utilities Corporation.

(d)	Includes OCI amortization on non-active derivative positions.

(e)	For the periods prior to June 2015, represents the portion of PPL's stock-based compensation cost allocable to Talen Energy.

(f)	Relates to Bell Bend Combined Operating License Application costs and Harquahala plant impairments.

(g)	Relates to Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane sales.

(h)	Operations were suspended and the Corette plant was retired in March 2015.

(i)
Costs related to the spinoff transaction, including expenses associated with FERC-required mitigation and legal and professional fees. Also includes transaction costs related to the proposed merger with Riverstone affiliates that was announced in June 2016.

(j)	Contingency relates to the termination of a gas supply contract.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow
(Unaudited)
(Millions of Dollars)
	Six Months Ended June 30,
	2016	2015
Cash from Operations	$207	$355
Capital Expenditures, excluding growth (a)	(235)	(197)
Counterparty collateral paid (received)	57	(36)
Adjusted Free Cash Flow, including other adjustments	29	122
Cash adjustments:
Transition Services Agreement costs	23	5
Legal settlement (b)	3	—
Separation benefits	3	2
Corette closure costs (c)	—	4
Transaction and restructuring costs (d)	35	15
Taxes on above adjustments (e)	(26)	(11)
Adjusted Free Cash Flow	$67	$137

(a)	Includes expenditures related to intangible assets.

(b)	Contingency relates to the termination of a gas supply contract.

(c)	Operations were suspended and the Corette plant was retired in March 2015.

(d)
Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees. Also includes transaction costs related to the proposed merger with Riverstone affiliates that was announced in June 2016.

(e)	Assumed a marginal tax rate of 40%.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA Projections
(Unaudited)
(Millions of Dollars)
	Low - 2016E	Midpoint - 2016E	High - 2016E
Net Income (Loss)	$107	$167	$227
Income Taxes	72	112	152
Interest Expense	240	240	240
Depreciation and Amortization	424	424	424
EBITDA	843	943	1,043
Stock-based compensation	12	12	12
Asset retirement obligation, net	35	35	35
Unrealized (gains) losses on derivative contracts (a)	68	68	68
Nuclear decommissioning trust losses (gains)	(18)	(18)	(18)
(Gain) loss on sale (b)	(563)	(563)	(563)
Asset impairments (c)	213	213	213
Transition Services Agreement costs and other adjustments (d)	65	65	65
Adjusted EBITDA	$655	$755	$855

(a)	Represents unrealized (gains) losses on derivatives. Amounts have been adjusted for insignificant option premiums.

(b)	Relates to Ironwood, Holtwood, Lake Wallenpaupack and C.P. Crane sales.

(c)	Relates to Bell Bend Combined Operating License Application costs and Harquahala plant impairments.

(d)
Other includes: (i) costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees; (ii) separation benefits related to workforce reductions; and (iii) costs related to the proposed merger with Riverstone affiliates that was announced in June 2016.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow Projections
(Unaudited)
(Millions of Dollars)
	Low - 2016E	Midpoint - 2016E	High - 2016E
Cash from Operations (a)	$321	$401	$481
Capital Expenditures, excluding growth (b)	(467)	(447)	(427)
Counterparty collateral paid (received)	57	57	57
Transition Services Agreement costs	41	41	41
Legal settlement (c)	3	3	3
Separation benefits	3	3	3
Transaction and restructuring costs (d)	35	35	35
Taxes on above adjustments (e)	(33)	(33)	(33)
Taxes on mitigated asset sales (f)	300	300	300
Adjusted Free Cash Flow	$260	$360	$460

(a)	Excludes taxes paid on gains generated from the mitigated asset sales.

(b)	Includes expenditures related to intangible assets.

(c)	Contingency relates to the termination of a gas supply contract.

(d)
Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees. Also includes costs related to the proposed merger with Riverstone affiliates that was announced in June 2016.

(e)	Assumed a marginal tax rate of 40%.

(f)	Estimated taxes associated with asset sales included in Cash from Operations.